Exhibit 99.1

TIPTREE REPORTS FIRST QUARTER 2022 RESULTS
New York, New York - May 5, 2022 - Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), today announced its financial results for the three months ended March 31, 2022.

($ in thousands, except per share information)	Q1’22	Q1’21
Total revenues	$324,903	$294,688
Net income (loss) attributable to common stockholders	$(960)	$28,581
Diluted earnings per share	$(0.03)	$0.81
Cash dividends paid per common share	$0.04	$0.04
Return on average equity	(0.9)%	31.8%

Non-GAAP: (1)
Adjusted net income	$15,452	$13,155
Adjusted return on average equity	15.8%	13.7%
Book value per share	$10.51	$11.63
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures.

First Quarter 2022 Summary

•Revenues for the quarter of $324.9 million, an increase of 10.3% from Q1’21 driven by growth in Fortegra’s specialty insurance lines, increased revenues from higher vessel charter rates and our mortgage servicing portfolio, partially offset by lower mortgage volumes and margins and net realized and unrealized losses on Invesque and other investments in 2022 compared to gains in 2021. Excluding investment gains and losses, revenues were up 24.7%.

•Net loss of $1.0 million compared to net income of $28.6 million in Q1’21, resulting from growth in insurance and shipping operations, more than offset by declines in mortgage volumes and margins and unrealized investment losses as compared to gains in the prior year period.

•Adjusted net income of $15.5 million increased 17.5% from $13.2 million in Q1’21, driven by improvement in insurance and shipping operations. Adjusted return on average equity was 15.8%, as compared to 13.7% in the prior year period.

•$200 million investment in Fortegra from Warburg Pincus remains on track to close in Q2’22.

•Declared a dividend of $0.04 per share to stockholders of record on May 23, 2022 with a payment date of May 31, 2022.

Segment Financial Highlights - First Quarter 2022

Insurance (The Fortegra Group):

($ in thousands)	Q1’22	Q1’21
Gross written premiums and premium equivalents	$600,855	$477,233
Revenues	$282,529	$222,563
Income before taxes	$14,682	$21,528
Return on average equity	14.7%	23.9%
Combined ratio	90.5%	91.5%

Non-GAAP: (1)
Adjusted net income	$21,124	$12,776
Adjusted return on average equity	28.2%	17.9%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures.

•Fortegra’s gross written premiums and premium equivalents increased 25.9% for the quarter driven by growth in U.S. specialty insurance lines and service contract businesses in U.S. and Europe. As a function of Fortegra’s premium growth, the combination of unearned premiums and deferred revenues on the balance sheet grew to $1,749.1 million, up $432.5 million, or 32.8%, from March 31, 2021.

•Revenues increased 26.9% for the quarter driven by premium growth in specialty admitted and E&S lines. Excluding the impact of investment gains and losses, revenues increased by 35.8% over the prior year period.

•The combined ratio for the quarter was 90.5%, compared to 91.5% in Q1’21 with the improvement driven by consistent underwriting performance and the continued scalability of Fortegra’s technology and shared service platform.

•Income before taxes for the quarter of $14.7 million compared to $21.5 million in the prior year period. Return on equity was 14.7%, as compared to 23.9% in Q1’21.

•Adjusted net income for the quarter was $21.1 million, up 65.3% from Q1’21, driven by revenue growth and the improved combined ratio. The adjusted return on average equity was 28.2%, as compared to 17.9% in Q1’21.

•On April 1, 2022, Fortegra acquired ITC Compliance GRP Limited for net cash consideration of approximately $15.6 million, which further establishes Fortegra's footprint in Europe and provides a wholly vertical compliance solution for the U.K. automotive market.

Tiptree Capital:

($ in thousands)	Q1’22	Q1’21
Revenues	$42,374	$72,125
Income before taxes	$(3,385)	$28,071
Return on average equity	(5.8)%	49.4%

Non-GAAP: (1)
Adjusted net income	$972	$8,032
Adjusted return on average equity	2.2%	18.0%
(1) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures.

•Mortgage income before taxes was $4.3 million, as compared to $13.1 million in Q1’21, with the decrease driven by a decline in origination volumes and gain on sale margins, partially offset by higher servicing fees and positive fair value adjustments on the mortgage servicing portfolio.

•Maritime transportation income before taxes was $2.7 million, as compared to $0.5 million in Q1’21, with the increase driven by improved dry-bulk and tanker charter rates.

•In March 2022, we signed a definitive agreement to sell one of our three dry-bulk vessels for $21.5 million, representing an approximate 50% gain as compared to Q1’22 book value. The sale is expected to close in June 2022.

•In May 2022, $13.1 million of asset-based debt associated with tanker investments was prepaid, at a discount of 10% to the outstanding principal balance.

Corporate:

Corporate expenses include expenses of the holding company for interest expense, employee compensation and benefits, and public company and other expenses. For the quarter, corporate expenses were $12.2 million compared to $10.2 million in Q1’21. The increase in both periods was primarily the result of increased stock-based compensation expense aligned with the year-over-year stock price improvement.

Non-GAAP

Management uses Adjusted net income and Adjusted return on average equity as measurements of operating performance. Management believes these measures provide supplemental information useful to investors as they are frequently used by the financial community to analyze financial performance and comparison among companies. Management uses Adjusted net income and adjusted return on average equity as part of its capital allocation process and to assess comparative returns on invested capital. Adjusted net income represents income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, stock-based compensation, net realized and unrealized gains (losses), and intangibles amortization associated with purchase accounting. Adjusted net income and Adjusted return on average equity are not measurements of financial performance or liquidity under GAAP and should not be considered as an alternative or substitute for GAAP net income. See “Non-GAAP Reconciliations” for a reconciliation of these measures to their GAAP equivalents.

Earnings Conference Call
Tiptree will host a conference call on Friday, May 6, 2022 at 9:00 a.m. Eastern Time to discuss its Q1 2022 financial results. A copy of our investor presentation, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreeinc.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreeinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.

A replay of the call will be available from Friday, May 6, 2022 at 12:00 p.m. Eastern Time, until midnight Eastern on Friday, May 13, 2022. To listen to the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international), Passcode: 13728397.

About Tiptree

Tiptree Inc. (NASDAQ: TIPT) allocates capital to select small and middle market companies with the mission of building long-term value. Established in 2007, we have a significant track record investing in the insurance sector and across a variety of other industries, including mortgage origination, specialty finance and shipping. With proprietary access and a flexible capital base, we seek to uncover compelling investment opportunities and support management teams in unlocking the full value potential of their businesses. For more information, please visit tiptreeinc.com and follow us on LinkedIn.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations for our businesses and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.
Condensed Consolidated Balance Sheets
($ in thousands, except share data)

	As of
	March 31, 2022	December 31, 2021
Assets:
Investments:
Available for sale securities, at fair value, net of allowance for credit losses	$568,460	$577,448
Loans, at fair value	96,244	105,583
Equity securities	120,895	138,483
Other investments	132,305	168,656
Total investments	917,904	990,170
Cash and cash equivalents	177,962	175,718
Restricted cash	19,567	19,368
Notes and accounts receivable, net	536,133	454,369
Reinsurance receivables	949,952	880,836
Deferred acquisition costs	414,752	379,373
Goodwill	179,103	179,103
Intangible assets, net	119,357	122,758
Other assets	147,217	146,844
Assets held for sale	138,251	250,608
Total assets	$3,600,198	$3,599,147

Liabilities and Stockholders’ Equity
Liabilities:
Debt, net	$391,326	$393,349
Unearned premiums	1,188,764	1,123,952
Policy liabilities and unpaid claims	393,877	331,703
Deferred revenue	560,316	534,863
Reinsurance payable	273,314	265,569
Other liabilities and accrued expenses	292,115	306,536
Liabilities held for sale	117,333	242,994
Total liabilities	$3,217,045	$3,198,966

Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 34,877,897 and 34,124,153 shares issued and outstanding, respectively	35	34
Additional paid-in capital	323,916	317,459
Accumulated other comprehensive income (loss), net of tax	(23,106)	(2,685)
Retained earnings	65,788	68,146
Total Tiptree Inc. stockholders’ equity	366,633	382,954
Non-controlling interests	16,520	17,227
Total stockholders’ equity	383,153	400,181
Total liabilities and stockholders’ equity	$3,600,198	$3,599,147

Tiptree Inc.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)

	Three Months Ended March 31,
	2022	2021
Revenues:
Earned premiums, net	$208,416	$146,919
Service and administrative fees	71,835	58,050
Ceding commissions	2,537	3,025
Net investment income	3,167	2,767
Net realized and unrealized gains (losses)	17,204	69,371
Other revenue	21,744	14,556
Total revenues	324,903	294,688
Expenses:
Policy and contract benefits	104,446	67,174
Commission expense	117,423	88,645
Employee compensation and benefits	56,455	52,924
Interest expense	10,199	9,252
Depreciation and amortization	6,156	5,934
Other expenses	31,176	31,367
Total expenses	325,855	255,296
Income (loss) before taxes	(952)	39,392
Less: provision (benefit) for income taxes	(86)	8,752
Net income (loss)	(866)	30,640
Less: net income (loss) attributable to non-controlling interests	94	2,059
Net income (loss) attributable to common stockholders	$(960)	$28,581

Net income (loss) per common share:
Basic earnings per share	$(0.03)	$0.86
Diluted earnings per share	$(0.03)	$0.81

Weighted average number of common shares:
Basic	34,229,011	32,420,982
Diluted	34,229,011	36,184,019

Dividends declared per common share	$0.04	$0.04

Tiptree Inc.
Non-GAAP Reconciliations (Unaudited)

Non-GAAP Financial Measures — Adjusted net income and Adjusted return on average equity

The Company defines Adjusted net income as income before taxes, less provision (benefit) for income taxes, and excluding the after-tax impact of various expenses that we consider to be unique and non-recurring in nature, including merger and acquisition related expenses, stock-based compensation, net realized and unrealized gains (losses) and intangibles amortization associated with purchase accounting. We use adjusted net income as an internal operating performance measure in the management of business as part of our capital allocation process. We believe adjusted net income provides useful supplemental information to investors as it is frequently used by the financial community to analyze financial performance between periods and for comparison among companies. Adjusted net income should not be viewed as a substitute for income before taxes calculated in accordance with GAAP, and other companies may define adjusted net income differently.

We define Adjusted return on average equity as Adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholder’s equity during the period. We use Adjusted return on average equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on average equity should not be viewed as a substitute for return on average equity calculated in accordance with GAAP, and other companies may define adjusted return on average equity differently.

	Three Months Ended March 31, 2022
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$14,682	$4,266	$(7,651)	$(12,249)	$(952)
Less: Income tax (benefit) expense	(3,664)	(978)	1,794	2,934	86
Less: Net realized and unrealized gains (losses)	6,643	(6,314)	8,851	—	9,180
Plus: Intangibles amortization (1)	3,946	—	—	—	3,946
Plus: Stock-based compensation expense	2,319	—	—	3,839	6,158
Plus: Non-recurring expenses	23	—	133	—	156
Plus: Non-cash fair value adjustments	—	—	1,514	—	1,514
Less: Tax on adjustments	(2,825)	1,470	(2,113)	(1,168)	(4,636)
Adjusted net income	$21,124	$(1,556)	$2,528	$(6,644)	$15,452

Adjusted net income	$21,124	$(1,556)	$2,528	$(6,644)	$15,452
Average stockholders’ equity	$299,113	$58,962	$117,744	$(84,152)	$391,667
Adjusted return on average equity	28.2%	(10.6)%	8.6%	NM%	15.8%

	Three Months Ended March 31, 2021
		Tiptree Capital
($ in thousands)	Insurance	Mortgage	Other	Corporate	Total
Income (loss) before taxes	$21,528	$13,077	$14,994	$(10,207)	$39,392
Less: Income tax (benefit) expense	(4,429)	(3,096)	(2,907)	1,680	(8,752)
Less: Net realized and unrealized gains (losses)	(9,624)	(3,420)	(13,766)	—	(26,810)
Plus: Intangibles amortization (1)	3,834	—	—	—	3,834
Plus: Stock-based compensation expense	372	165	8	520	1,065
Plus: Non-recurring expenses	270	—	—	—	270
Plus: Non-cash fair value adjustments	—	—	(657)	—	(657)
Less: Tax on adjustments	825	739	2,895	354	4,813
Adjusted net income	$12,776	$7,465	$567	$(7,653)	$13,155

Adjusted net income	$12,776	$7,465	$567	$(7,653)	$13,155
Average stockholders’ equity	$285,885	$65,533	$113,218	$(79,166)	$385,470
Adjusted return on average equity	17.9%	45.6%	2.0%	NM%	13.7%

Notes
(1)	Specifically associated with acquisition purchase accounting. See Note (8) Goodwill and Intangible Assets, net.

Non-GAAP Financial Measures — Book value per share

Management believes the use of this financial measure provides supplemental information useful to investors as book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares.

($ in thousands, except per share information)	As of March 31,
	2022	2021
Total stockholders’ equity	$383,153	$397,399
Less: Non-controlling interests	16,520	18,956
Total stockholders’ equity, net of non-controlling interests	$366,633	$378,443

Total common shares outstanding	34,878	32,538

Book value per share	$10.51	$11.63